Exhibit 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in "Items 1 and 2 Description of Business and Properties" and to the use of our report, dated March 6, 1997, presenting estimated reserves and future revenue for the oil and gas properties of National Energy Group, Inc., in National Energy Group,Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ Frederick D. Sewell
                                              ------------------------
                                               Frederick D. Sewell
                                               President


Dallas, Texas
March 31, 1997